EXHIBIT 99.2
Summary of Change in 2008 Targets Notes 1. Average of 9 analysts covering the Company, who submit published reports and data to Thompson Financial First Call 2. Preliminary targets, subject to official guidance to be announced in early Dec. 2007; growth rates are mid-points tendencies bounded by +/- 5 percentage points 3. Based on midpoint revenue ranges, these rates imply that in 2008, the Company gets $17 million growth in ITS, loses a net $9 million from large departing clients, and sees $19 million in growth from its core business 4. Implied Ebitda margin (average for the full 2008 year): 27% consensus analyst expectations; 25% ORCC target Consensus expectation following ORCC August 2007 Analyst Day, where the Company discussed very early targets for 2008. ORCC began budget process in September, noting changes to 2008 expectations due to more conservative assumptions on expedited payments revenue, and a modest shift in payments mix to larger clients who enjoy lower volume-based pricing. ORCC provided these adjusted preliminary targets for 2008, but will not provide actual guidance until early December. 2008 Revenue Growth Rate vs. 2007 Expectation Previous Consensus Analyst Expectations1 ORCC Target 2 10/25/07 Revenue Growth From normalized organic growth (without large departing clients and ITS) 25% n/a 20% 16%3 Ebitda4 Growth 38% 25% Core EPS Growth 68% 30%

2008 vs. 2007 at Midpoint of Target Revenue Ranges 2007 2008 $ Variance Growth Total Revenue $ 135.1 $ 162.0 $ 27.0 20% ITS revenue (7.0) (23.5) 16.5 12% Revenue without ITS 128.1 138.5 10.5 8% Large departing client revenue (10.0) (1.0) (9.0) -7% Normalized Organic Revenue $ 118.1 $ 137.5 $ 19.5 16%